Bank of America 1Q15 Financial Results April 15, 2015

1Q15 Highlights 2 • Net income of $3.4B in 1Q15, up versus $3.1B in 4Q14 and ($0.3B) in 1Q14 • Increased capital and liquidity measures • Authorized a $4B common stock repurchase program • Managed expenses well • Generated modest growth in core loans • Continued progress on key metrics in several businesses

$1,468 $729 $1,291 $1,243 ($4,880) ($197) $1,475 $651 $1,365 $933 ($238) ($841) Consumer Banking Global Wealth & Investment Management Global Banking Global Markets (excl. net DVA / FVA) Legacy Assets & Servicing (LAS) All Other 1Q14 1Q15 1Q15 ROAAC 1 22% 16% 11% 21% Business Results Net Income (Loss) ($MM) and Return on Average Allocated Capital (ROAAC) (%) 1 ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 31. 2 Represents a non-GAAP financial measure; see note A on slide 29. 2 3

2015 Comprehensive Capital Analysis and Review (CCAR) 4 • The Federal Reserve Board (Fed) released the 2015 CCAR results on March 11, 2015; Bank of America performed well on the quantitative results, exceeding all stressed capital ratio minimum requirements in the severely adverse scenario with more than $20B in excess capital (after planned capital actions), a significant improvement from the prior year • The Fed issued a conditional non-objection to the Company’s capital plan upon which the firm is required to resubmit its plan and address certain weaknesses identified in the capital planning process – The $4B common stock repurchase program (announced March 11) can begin this quarter – Resubmission of the capital plan to occur by September 30, 2015 – If identified weaknesses are not satisfactorily addressed, the Fed may restrict the company's capital distributions • Key actions underway – Assigned Terry Laughlin to lead the CCAR resubmission as well as a longer-term comprehensive evaluation and enhancement of the overall process – Engaged independent third parties to review work streams addressing identified areas to strengthen and implement “best-in-class” processes and controls – Expect additional associated costs to be approximately $100MM in 2015 Tier 1 Leverage Ratio (lowest cushion to regulatory minimum) CCAR 2014 CCAR 2015 Inc / (Dec) Minimum Fed requirement 4.0% 4.0% - BAC inimum ratio (9-quarters) 4.1 5.0 0.9% Excess capital ($B) $2.2 $21.9 $19.7 CCAR Severely Adverse Scenario

1Q15 Results

Summary Income Statement

$ in billions, except per share data	1Q15	Inc / (Dec) 4Q14	Inc / (Dec) 1Q14
Net interest income [1]	$9.7	($0.2)	($0.6)
Noninterest income	11.8	2.7	(0.7)
Total revenue, net of interest expense [1]	21.4	2.5	(1.3)
Noninterest expense	15.7	1.5	(6.5)
Pre-tax, pre-provision earnings [1]	5.7	1.0	5.2
Provision for credit losses	0.8	0.5	(0.2)
Income before income taxes [1]	5.0	0.4	5.4
Income tax expense [1]	1.6	0.1	1.8
Net income	$3.4	$0.3	$3.6
Diluted earnings per common share	$0.27	$0.02	$0.32
Average diluted common shares (in billions)	11.27	(0.01)	0.71

Selected Revenue Items ($B)	1Q15	4Q14	1Q14
Total revenue [1]	$21.4	$19.0	$22.8
Market-related NII adjustments [2]	(0.5)	(0.6)	(0.3)
Net DVA / FVA impact [3]	0.0	(0.6)	0.1
Equity investment income (loss)	0.0	(0.0)	0.8

Selected Expense Item ($B)	1Q15	4Q14	1Q14
Noninterest expense	$15.7	$14.2	$22.2
Litigation expense	0.4	0.4	6.0

- First quarter 2015 reported earnings per diluted common share of $0.27
- Pre-tax results included the following items:
  - $1.0B annual retirement-eligible incentive costs, or $0.06 per share (recorded in both 1Q15 and 1Q14)
  - $0.5B negative market-related adjustments to net interest income, or $0.03 per share, driven by the acceleration of bond premium amortization on debt securities due to lower long-term rates
- Excluding market-related NII adjustments, net DVA / FVA [3] and equity investment income, revenue of $21.9B, up 8% from 4Q14 and down 1% from 1Q14 [1,4]
- Excluding litigation expense and annual retirement-eligible incentive costs, expenses up 4% from 4Q14 and down 6% from 1Q14 [5]

Note: Amounts may not total due to rounding.
[1] FTE basis. Represents a non-GAAP financial measure; see note B on slide 29.
[2] See note J on slide 29 for definition of market-related NII adjustments.
[3] See note A on slide 29.
[4] Represents a non-GAAP financial measure; see note C on slide 29.
[5] Represents a non-GAAP financial measure.

Bank of America 5

Balance Sheet Highlights

$ in billions, except for share amounts; end of period balances	1Q15	4Q14	1Q14
Balance Sheet			
Total assets	$2,143.5	$2,104.5	$2,149.9
Total loans and leases	878.0	881.4	916.2
Total deposits	1,153.2	1,118.9	1,133.7
Long-term debt	237.9	243.1	254.8
Preferred stock	22.3	19.3	13.4
Per Share Data			
Tangible book value per common share [1]	$14.79	$14.43	$13.81
Book value per common share	21.66	21.32	20.75
Common shares outstanding (in billions)	10.52	10.52	10.53
Capital			
Tangible common shareholders' equity [1]	$155.6	$151.7	$145.5
Tangible common equity ratio [1]	7.5 %	7.5 %	7.0 %
Common shareholders' equity	$227.9	$224.2	$218.5
Common equity ratio	10.6 %	10.7 %	10.2 %
Returns			
Return on average assets	0.64 %	0.57 %	n/m
Return on average common shareholders' equity	5.35	4.84	n/m
Return on average tangible common shareholders' equity [1]	7.88	7.15	n/m

- Total assets of $2.14T, up $39B from 4Q14, due primarily to higher cash levels
- Total loans and leases declined $3.4B from 4Q14, driven primarily by a reduction in residential mortgages in the discretionary portfolio and seasonal card decline, partially offset by an increase in Global Banking and Global Wealth & Investment Management (GWIM) lending
- Total deposits of $1.15T increased $34.2B, or 3%, from 4Q14, driven by a seasonal increase in tax balances and growth in customer and client activity
- Issued $3.0B of preferred stock in 1Q15, benefitting Basel 3 Tier 1 capital
- Tangible common shareholders' equity [1] increased $3.9B from 4Q14 to $155.6B, driven by earnings and an improvement in accumulated other comprehensive income (AOCI)
  - AOCI benefitted from the increased value of debt securities
- Tangible book value per common share increased to $14.79 and tangible common equity ratio grew to 7.5% [1]

[1] Represents a non-GAAP financial measure. For important presentation information, see slide 31.
n/m = not meaningful

Bank of America
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Loans & Leases (EOP, $B) 7 ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure. GWIM Consumer Banking Global Banking 85 86 86 89 84 38 38 38 38 39 47 46 46 46 45 5 7 8 10 12 20 20 20 19 20 $195 $197 $198 $202 $200 $0 $50 $100 $150 $200 $250 1Q14 2Q14 3Q14 4Q14 1Q15 U.S. consumer credit card Auto and specialty lending Home equity Residential mortgage Other 152 152 151 156 159 67 67 67 65 68 45 43 42 41 43 25 25 25 26 25 $290 $287 $285 $289 $296 $0 $75 $150 $225 $300 $375 1Q14 2Q14 3Q14 4Q14 1Q15 U.S. C&I Non-U.S. C&I CRE Commercial leasing Loans & Leases (excl. LAS & All Other) 1 Total Loans & Leases LAS & All Other $916 $912 $891 $881 $878 $0 $250 $500 $750 $1,000 1Q14 2Q14 3Q14 4Q14 1Q15 213 205 188 173 160 37 36 34 33 32 $251 $241 $223 $206 $192 $0 $100 $200 $300 1Q14 2Q14 3Q14 4Q14 1Q15 All Other LAS 393 393 388 389 401 272 277 280 286 286 $665 $670 $668 $676 $686 $0 $250 $500 $750 1Q14 2Q14 3Q14 4Q14 1Q15 Commercial Consumer 49 49 50 51 52 7 7 6 6 6 23 24 24 25 26 35 37 38 40 40 3 3 3 3 3 $0 $25 $50 $75 $100 $125 $150 1Q14 2Q14 3Q14 4Q14 1Q15 Residential mortgage Home equity Structured lending Securities-based lending Credit card / Other 52 6 35 37 38 40 40 23 24 24 25 26 2 4 4 $116 $120 $122 $125 $128 1Q 2Q 3Q 4Q14 1Q15 si ti l rtg g ity Sec rities-based lending Structured lending re it car / t er

Regulatory Capital [1]

Basel 3 Transition (under Standardized approach)		
$ in billions	1Q15	4Q14
Common equity tier 1 capital	$155.4	$155.4
Risk-weighted assets	1,402.3	1,261.5
Common equity tier 1 capital ratio	11.1 %	12.3 %
Tier 1 capital ratio	12.3	13.4
Tier 1 leverage ratio	8.4	8.2
Basel 3 Fully Phased-in		
$ in billions	1Q15	4Q14
Common equity tier 1 capital [2]	$147.2	$141.2
Risk-weighted assets (under Standardized approach) [2]	1,427.7	1,415.3
Common equity tier 1 capital ratio (under Standardized approach) [2]	10.3 %	10.0 %
Bank Holding Company SLR [3,4]	6.3	5.9
Bank SLR [4]	7.1	7.0

Basel 3 Transition (under Standardized approach)

- 1Q15 included the migration of the risk-weighted asset calculation from the general risk-based approach to the Basel 3 Standardized approach and the 2015 phase-in of regulatory capital transition provisions
- Common equity tier 1 capital (CET1) ratio of 11.1% in 1Q15

Basel 3 Fully Phased-in [2]

- CET1 capital grew $6.0B from 4Q14, driven by earnings, lower deferred tax asset deduction and an improvement in AOCI
- Under the fully phased-in Standardized approach, the estimated CET1 ratio increased to 10.3% in 1Q15
- Under the fully phased-in Advanced approaches [5], the estimated CET1 ratio increased to 10.1% in 1Q15
  - U.S. banking regulators have requested modifications to certain wholesale (e.g., commercial) and other credit models to exit parallel run which is estimated to negatively impact the CET1 ratio by approximately 100bps

Supplementary Leverage Ratio (SLR) Fully Phased-in [3,4]

- Estimated bank holding company SLR is 6.3%, exceeding the 5% required minimum; estimated primary bank subsidiary SLR is 7.1%, exceeding the 6% required minimum

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 31.
[2] Represents a non-GAAP financial measure; see slide 28 for reconciliations.
[3] The 5.0% Bank Holding Company SLR minimum includes the 2.0% leverage buffer.
[4] The supplementary leverage ratio is based on estimates from our current understanding of finalized rules issued by banking regulators on September 3, 2014. The estimated ratio is measured using quarter-end Tier 1 capital calculated under Basel 3 on a fully phased-in basis. The denominator is supplementary leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures include lending commitments, letters of credit, OTC derivatives, repo-style transactions and margin loan commitments.
[5] Basel 3 Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and is estimated to negatively impact the CET1 ratio by approximately 100bps. We are currently working with the U.S. banking regulators in order to exit parallel run.

Bank of America
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• Long-term debt decreased $5B from 4Q14 as maturities outpaced new issuances – Issued $4B of parent long-term debt in 1Q15, including $2.5B of subordinated debt that benefits Tier 2 regulatory capital – Expect to remain opportunistic to meet future funding needs • Global Excess Liquidity Sources 3 increased to a record $478B – Parent company liquidity remains strong at $93B – Time to Required Funding 4 at 37 months • Consolidated Liquidity Coverage Ratio (LCR) exceeds 2017 requirement 5 Funding and Liquidity 9 Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 3, 4 ____________________ 1 Following the BANA/FIA merger on October 1, 2014, all prior periods have been updated to include debt issued by FIA that was previously reported in Other. 2 See note K on slide 29. 3 See note L on slide 29 for definition of Global Excess Liquidity Sources. 4 See note M on slide 29 for definition of Time to Required Funding. For 1Q14 through 1Q15, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements, primarily for the previously announced BNY Mellon private-label securitization settlement. 5 The Company’s Liquidity Coverage Ratio (LCR) estimates are based on its current understanding of the final U.S. LCR rules which were issued on September 3, 2014. Long-term Debt ($B) $427 $431 $429 $439 $478 35 38 38 39 37 25 35 45 $0 $100 $200 $300 $400 $500 1Q14 2Q14 3Q14 4Q14 1Q15 Parent company Bank Other regulated entities Time to Required Funding (months) 192 194 188 186 180 37 38 38 35 37 26 25 24 22 21 $255 $257 $250 $243 $238 $0 $100 $200 $300 1Q14 2Q14 3Q14 4Q14 1Q15 Parent company Bank Other 1 Annual Contractual Maturities of Parent Long-term Debt Obligations as of 1Q15 ($B) 2 13 22 23 23 18 63 3 3 2 2 1 7 $16 $25 $25 $25 $19 $70 $0 $20 $40 $60 $80 2015 2016 2017 2018 2019 Thereafter Parent vanilla Parent structured

Net Interest Income 10 • Reported net interest income (NII) 1 of $9.7B, down $0.2B from 4Q14 • Negative market-related NII adjustments of $484MM in 1Q15 versus $578MM negative adjustments in 4Q14 • Excluding market-related adjustments, NII 1 of $10.2B declined from 4Q14, driven by two fewer interest accrual days and margin compression due to the continued low interest rate environment, partially offset by lower funding costs – Net interest yield declined to 2.28% • The asset sensitivity of the balance sheet increased from prior quarter due to the lower rate environment; we remain well positioned for NII to benefit as rates move higher – +100 bps parallel shift in interest rate yield curve is estimated to benefit NII by $4.6B over the next 12 months ____________________ 1 FTE basis. Represents a non-GAAP financial measure; see note D on slide 29. Reported NII ($B) 1 NII Excluding Market-related Adjustments ($B) 1 $10.3 $10.2 $10.4 $9.9 $9.7 2.29% 2.22% 2.29% 2.18% 2.17% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 1Q14 2Q14 3Q14 4Q14 1Q15 Net interest income Net interest yield $10.6 $10.4 $10.5 $10.4 $10.2 2.36% 2.26% 2.30% 2.31% 2.28% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 1Q14 2Q14 3Q14 4Q14 1Q15 Net interest income Net interest yield

13.6 12.7 13.3 1.0 1.0 1.6 1.1 1.0 6.0 0.4 0.4 $22.2 $14.2 $15.7 $0 $5 $10 $15 $20 $25 1Q14 4Q14 1Q15 All other Retirement-eligible costs LAS (excl. litigation) Litigation Expense Highlights ____________________ Note: Amounts may not total due to rounding. 1 Represents a non-GAAP financial measure; see note E on slide 29. 2 Represents a non-GAAP financial measure. • Total noninterest expense of $15.7B decreased from 1Q14, driven by lower litigation, reduced LAS expenses and realization of New BAC cost savings • Annual retirement-eligible incentive costs of $1.0B included in both 1Q15 and 1Q14 • Excluding retirement-eligible and litigation costs 2, noninterest expense of $14.3B declined $0.9B, or 6%, from 1Q14, driven by progress made on LAS cost initiatives, New BAC cost savings and lower revenue-related incentives in Global Markets – On the same comparative basis 2, noninterest expense versus 4Q14 increased $0.5B on higher revenue-related incentive costs, primarily due to improved sales and trading results • FTE headcount was down 8% from 1Q14, driven by reductions in support staff and infrastructure, as well as continued progress in LAS Noninterest Expense ($B) Full-time Equivalent Employees (000's) 11 1 215.2 207.9 205.2 23.4 15.8 14.4 238.6 223.7 219.7 0 50 100 150 200 250 300 1Q14 4Q14 1Q15 FTEs (excluding LAS) LAS FTEs

$16.6 $15.8 $15.1 $14.4 $13.7 2.95x 3.67x 3.65x 4.14x 2.82x 0x 1x 2x 3x 4x 5x 6x 7x $0 $5 $10 $15 $20 1Q14 2Q14 3Q14 4Q14 1Q15 T h o u s a n d s Allowance for loans and leases Allowance/annualized net charge-offs $1.4 $1.1 $1.0 $0.9 $1.2 $1.4 $1.3 $1.2 $1.0 $1.0 0.56% 0.52% 0.47% 0.47% 0.62% 0.48% 0.46% 0.40% 0.56% 0.0% 0.5% 1.0% $0.0 $0.5 $1.0 $1.5 1Q14 2Q14 3Q14 4Q14 1Q15 Reported net charge-offs and ratio Adjusted net charge-offs and ratio ____________________ 1 See note F on slide 29. 2 Represents a non-GAAP financial measure; see note G on slide 29. 3 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 4 See note H on slide 29. Asset Quality Trends 12 Net Charge-offs 1 and Adjusted Net Charge-offs ($B) 2 Allowance for Loans and Leases ($B) 4 Provision for Credit Losses ($B) Consumer 30+ Days Performing Past Due ($B) 3 $1.0 $0.4 $0.6 $0.2 $0.8 $0.0 $0.5 $1.0 $1.5 1Q14 2Q14 3Q14 4Q14 1Q15 $5.6 $5.2 $5.3 $4.8 $4.4 $0 $2 $4 $6 $8 1Q14 2Q14 3Q14 4Q14 1Q15 0.62%

Consumer Banking

$ in millions	1Q15	Inc/(Dec) 4Q14	1Q14
Net interest income [1]	$4,871	($95)	($200)
Noninterest income	2,579	(214)	(1)
Total revenue, net of interest expense [1]	7,450	(309)	(201)
Provision for credit losses	716	63	(93)
Noninterest expense	4,389	(20)	(106)
Income tax expense [1]	870	(166)	(9)
Net income	$1,475	($186)	$7

Key Indicators ($ in billions)	1Q15	4Q14	1Q14
Average deposits	$531.4	$517.6	$504.8
Rate paid on deposits	0.05 %	0.05 %	0.07 %
Cost of deposits [2]	1.87	1.91	1.98
Average loans and leases	$199.6	$199.2	$196.4
Mobile financial customers (MM)	16.9	16.5	15.0
Number of financial centers	4,835	4,855	5,095
Return on average allocated capital [3]	21 %	22 %	20 %
Allocated capital [3]	$29.0	$30.0	$30.0

Total U.S. consumer credit card [4] ($ in billions)	1Q15	4Q14	1Q14
Average outstandings	$88.7	$89.4	$89.5
Risk-adjusted margin	9.05 %	9.96 %	9.49 %
Net charge-off ratio	2.84	2.71	3.25
New card accounts (MM)	1.2	1.2	1.0
Combined credit/debit purchase volumes [5]	$117.1	$125.1	$114.8

- Net income of $1.5B, generating a ROAAC of 21% [3]
- NII decline of $0.2B from 1Q14; approximately two-thirds due to the allocation of negative market-related adjustments
- Noninterest income was relatively flat vs. 1Q14, as improvements in both mortgage banking and card income were offset by the absence of a portfolio divestiture gain in 1Q14 ($0.1B)
- Noninterest expense down 2.4% from 1Q14, driven by lower personnel costs
  - Financial centers reduced to 4,835, down 260 from 1Q14
  - Sales specialists grew 5% from 1Q14 to 6,911
- Consumer client activity highlights:
  - Average deposits grew $26.5B, or 5.3%, from 1Q14
  - Total mortgage and home equity production of $16.9B, up $6B from 1Q14 [6]
  - Record client brokerage assets of $118B in 1Q15, up $18B from 1Q14, driven by strong account flows and market valuations
  - Mobile banking users of 16.9MM; 13% of deposit transactions completed through mobile devices

[1] FTE basis.
[2] Cost of deposits calculated as annualized noninterest expense within the Deposits subsegment as a percentage of total average deposits within Consumer Banking.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 31.
[4] Includes U.S. consumer credit card in GWIM of $3.1B. $3.2B and $3.3B in 1Q15, 4Q14 and 1Q14, respectively.
[5] Includes total U.S. consumer credit card and debit card purchase volumes.
[6] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans, and in the case of HELOCs, the principal amount of the line of credit.

Bank of America
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Consumer Banking Trends 14 • #1 Retail Deposit Market Share 1 • #3 in U.S. Credit Card 2 • #1 Home Equity Lender 2 • #2 in J.D. Power Primary Mortgage Origination Satisfaction Study • #1 in Mobile Banking 3 • #2 Small Business Lender 4 • #1 in Prime Auto Credit distribution among peers 5 Leading Consumer Franchise Full Time Equivalent Employees 73,018 72,474 71,391 68,537 66,820 6,566 6,725 6,871 6,829 6,911 2,000 4,000 6,000 8,000 10,000 20,000 40,000 60,000 80,000 1Q14 2Q14 3Q14 4Q14 1Q15 FTEs Sales specialists 1.15 1.15 1.22 1.33 1.17 0.99 1.04 1.09 1.04 0.97 0.18 0.24 0.21 0.19 0.29 0.26 0.16 0.16 0.23 0.16 $2.58 $2.59 $2.67 $2.79 $2.58 $0 $1 $2 $3 1Q14 2Q14 3Q14 4Q14 1Q15 Card income Service charges Mortgage banking income All other income Total Noninterest Income ($B) Total Mortgage Production ($B) 6 8.9 11.1 11.7 11.6 13.7 2.0 2.6 3.2 3.4 3.2 $10.8 $13.7 $15.0 $15.0 $16.9 $0 $3 $6 $9 $12 $15 $18 1Q14 2Q14 3Q14 4Q14 1Q15 Residential mortgage loans Home equity Consumer Client Balances (EOP, $B) 522 515 516 524 549 195 197 198 202 200 100 106 109 114 118 $816 $818 $823 $840 $868 $0 $250 $500 $750 $1,000 1Q14 2Q14 3Q14 4Q14 1Q15 Deposits Loans and leases Client brokerage assets ____________________ Note: Amounts may not total due to rounding. 1 Source: SNL branch data. U.S. retail deposit market share in BAC footprint based on June 2014 FDIC deposit data, adjusted to remove commercial balances. 2 Source: Competitor 4Q14 earnings releases. 3 Source: Keynote, 1Q15 Mobile Banking Scorecard. 4 Source: FDIC as of June 30, 2014. 5 Largest percentage of mix of 740+ Scorex customers among key competitors as of January 2015. Source: Total Units Experian Autocount Risk Loan Analysis Scorex + (Loans, New & Used, Franchised Dealers). 6 Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans, and in the case of HELOCs, the principal amount of the line of credit.

Global Wealth & Investment Management

$ in millions	1Q15	Inc/(Dec) 4Q14	1Q14
Net interest income [1]	$1,351	($56)	($134)
Noninterest income	3,166	(29)	104
Total revenue, net of interest expense [1]	4,517	(85)	(30)
Provision for credit losses	23	9	-
Noninterest expense	3,459	19	100
Income tax expense [1]	384	(58)	(52)
Net income	$651	($55)	($78)

Key Indicators ($ in billions)	1Q15	4Q14	1Q14
Average deposits	$243.6	$238.8	$242.8
Average loans and leases	126.1	123.5	115.9
Net charge-off ratio	0.06 %	0.12 %	0.09 %
Long-term AUM flows	$14.7	$9.4	$17.4
Liquidity AUM flows	(1.5)	(0.3)	(2.4)
Pre-tax margin	23 %	25 %	26 %
Return on average allocated capital [2]	22	23	25
Allocated capital [2]	$12.0	$12.0	$12.0

- Net income of $0.7B, generating a pre-tax margin of 23% and a ROAAC of 22% [2]
- NII down $0.1B from 1Q14, approximately half due to the allocation of negative market-related adjustments
- Noninterest income up 3.4% versus 1Q14 on asset management fees of $2.1B, partially offset by lower transactional revenue
- Noninterest expense increased from 1Q14, reflecting higher revenue-related incentives and investment in client-facing professionals
- Client balances of $2.5T, up $12B from 4Q14, driven by strong net flows
  - Long-term AUM flows of $15B, positive for the 23rd consecutive quarter
- Record average loans of $126B, up $3B from 4Q14 and $10B, or 9%, versus 1Q14
- Average deposits of $244B, up $5B from 4Q14 and $1B compared to 1Q14
- Financial advisors grew 6% from 1Q14 to 16,175 [3]
  - 4th consecutive quarter of total advisor growth
  - Experienced advisor attrition at record lows

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 31.
[3] Includes financial advisors in Consumer Banking of 1,992 and 1,598 in 1Q15 and 1Q14.

Bank of America
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GWIM Trends 16 Market Share Positioning Average Loans and Leases ($B) Total Client-Facing Professionals 4 15,323 15,560 15,867 16,035 16,175 19,199 19,416 19,727 19,750 20,018 0 5,000 10,000 15,000 20,000 25,000 1Q14 2Q14 3Q14 4Q14 1Q15 Other client-facing professionals Other Wealth Advisors Financial Advisors • #1 wealth management market position across client assets, deposits, loans, revenue and net income before taxes 1 • #1 in U.S. high net worth client assets 2 • #1 in personal trust assets under management 3 • #1 in Barron’s Top 1,200 ranked Financial Advisors and Top 100 Women Advisors 1,190 1,229 1,209 1,221 1,218 842 879 888 903 917 244 237 239 245 244 120 123 126 129 131 $2,396 $2,468 $2,462 $2,498 $2,510 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q14 2Q14 3Q14 4Q14 1Q15 Other Assets under management Deposits Loans and leases Client Balances (EOP, $B) 55 55 56 57 58 23 23 24 25 25 35 36 38 39 40 3 5 3 3 3 $116 $119 $121 $124 $126 $0 $50 $100 $150 1Q14 2Q14 3Q14 4Q14 1Q15 Consumer real estate Structured lending Securities-based lending Credit card / Other ____________________ Note: Amounts may not total due to rounding. 1 Source: Competitor 4Q14 earnings releases. 2 Source: Barron’s Top 40 Largest Wealth Manager report, June 30, 2014. 3 Source: Industry 4Q14 call reports. 4 Includes Financial Advisors in the Consumer Banking segment of 1,992, 1,950, 1,868, 1,716 and 1,598 at 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. 5 Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. GWIM Revenue ($B) 1.9 1.9 2.0 2.1 2.1 1.2 1.2 1.2 1.1 1.1 1.5 1.5 1.5 1.4 1.4 $4.5 $4.6 $4.7 $4.6 $4.5 $0 $1 $2 $3 $4 $5 1Q14 2Q14 3Q14 4Q14 1Q15 Asset management fees Brokerage / Other Net interest income 5

Global Banking

$ in millions	1Q15	Inc/(Dec) 4Q14	1Q14
Net interest income [1]	$2,265	($155)	($242)
Noninterest income	2,024	112	(4)
Total revenue, net of interest expense [1]	4,289	(43)	(246)
Provision for credit losses	96	127	(185)
Noninterest expense	2,022	20	(168)
Income tax expense [1]	806	(44)	33
Net income	$1,365	($146)	$74

Key Indicators ($ in billions)	1Q15	4Q14	1Q14
Average deposits	$289.9	$296.2	$285.6
Average loans and leases	289.5	287.0	287.9
Net charge-off ratio	0.01 %	- %	(0.02) %
Total corporation IB fees (excl. self-led)	$1.49	$1.54	$1.54
Global Banking IB fees	0.85	0.83	0.82
Business Lending revenue	1.89	1.88	2.01
Global Transaction Services revenue	1.49	1.65	1.65
Return on average allocated capital [2]	16 %	18 %	16 %
Allocated capital [2]	$35.0	$33.5	$33.5

- Net income of $1.4B, up 6% from 1Q14, as lower credit costs and reduced noninterest expense offset lower NII
  - NII decline from 1Q14 reflects the allocation of the negative market-related NII adjustments, push-out of costs from the firm's LCR requirements, as well as compression in loan spreads
  - ROAAC remained steady at 16% [2]
- Corporation-wide investment banking fees of $1.5B (excluding self-led deals) decreased 4% from 1Q14 as higher advisory and equity issuance fees were offset by lower debt issuance
  - Ranked #3 globally in IB fees in 1Q15 [3]
  - Advisory fees of $0.4B, up 50% from 1Q14; highest level since merger
- Provision for credit losses of $96MM in 1Q15, down $185MM from 1Q14, due to lower reserve build
- Noninterest expense declined 8% from 1Q14, driven by lower technology initiatives spend, litigation costs and incentives
- Average loans and leases of $289.5B, up 1% from 4Q14
  - Period-end loans and leases of $295.7B increased $6.7B, or 2% from 4Q14, led by growth in C&I as well as commercial real estate

[1] FTE basis.
[2] Represents a non-GAAP financial measure. For important presentation information, see slide 31.
[3] Ranking per Dealogic for the first quarter as of April 1, 2015.

Bank of America
17

Global Banking Trends 18 ____________________ Note: Amounts may not total due to rounding. 1 Source: Dealogic as of April 1, 2015. 2 Source: Global Finance magazine (2015). 3 Global Banking shares with Global Markets in certain deal economics from investment banking and loan origination activities. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. 202 204 214 223 222 84 84 81 74 68 $286 $288 $296 $296 $290 $0 $100 $200 $300 1Q14 2Q14 3Q14 4Q14 1Q15 Noninterest-bearing Interest-bearing 1,025 891 784 883 781 313 514 315 348 345 286 264 316 341 428 (82) (38) (64) (31) (67) $1,542 $1,631 $1,351 $1,541 $1,487 1Q14 2Q14 3Q14 4Q14 1Q15 Debt Equity Advisory Self-led deals 140 142 139 141 142 131 130 128 130 131 16 16 16 16 16 $288 $288 $283 $287 $290 $0 $100 $200 $300 1Q14 2Q14 3Q14 4Q14 1Q15 Commercial Corporate Business Banking Total Corporation IB Fees ($MM) 3 • #3 in Global IB Fees 1 – Top 3 ranking by volumes in investment-grade corporate debt, leveraged loans, asset-backed securities, syndicated loans, mortgage-backed securities and convertible debt • Best Global Investment Bank and Global Transaction Services House Euromoney ‘14 • Best Bank for Cash Management in North America for the 5th consecutive year 2 • Best Bank for Liquidity Management in North America for the 4th straight year 2 2.5 2.4 2.5 2.4 2.3 0.8 0.8 0.7 0.8 0.9 0.7 0.7 0.7 0.7 0.7 0.5 0.4 0.5 0.4 0.5 $4.5 $4.4 $4.4 $4.3 $4.3 $0 $1 $2 $3 $4 $5 1Q14 2Q14 3Q14 4Q14 1Q15 Net interest income IB fees Service charges All other income Global Banking Revenue ($B) 4 Average Deposits ($B) Business Leadership Average Loans and Leases ($B)

Global Markets

$ in millions	1Q15	Inc/(Dec) 4Q14	1Q14
Net interest income [1]	$1,004	($28)	$2
Noninterest income (excl. net DVA / FVA) [2,3]	3,580	1,616	(323)
Total revenue (excl. net DVA / FVA) [1,2,3]	4,584	1,588	(321)
Net DVA / FVA	19	645	(93)
Total revenue, net of interest expense [1,3]	4,603	2,233	(414)
Provision for credit losses	21	(5)	2
Noninterest expense	3,120	620	45
Income tax expense [1]	517	601	(93)
Net income	$945	$1,017	($368)

Key Indicators ($ in billions)	1Q15	4Q14	1Q14
Average trading-related assets	$444.0	$455.5	$437.1
Average loans and leases	57.0	58.1	63.7
Sales and trading revenue	3.9	1.7	4.2
Sales and trading revenue (excl. net DVA / FVA) [2]	3.9	2.4	4.1
Global Markets IB fees [3]	0.6	0.7	0.7
Return on average allocated capital [4]	11 %	n/m	16 %
Allocated capital [4]	$35.0	$34.0	$34.0

- Net income of $0.9B in 1Q15 declined from 1Q14, due primarily to lower sales and trading results in FICC
  - Generated a ROAAC of 11% [4]
- Excluding net DVA / FVA [2], sales and trading revenue of $3.9B declined $0.2B, or 5%, from 1Q14
  - FICC revenue declined $0.2B, or 7%, from 1Q14, reflecting business mix weighting towards spread products, primarily credit and mortgages, which experienced lower client activity; decline was partially offset by post-merger record FX results due to increased market volatility
  - Equities revenue was stable versus 1Q14
- Noninterest expense increased modestly from 1Q14 as a reduction in revenue-related incentive compensation was offset by $260MM increase in litigation expense
  - Excluding litigation, expense declined 7% versus 1Q14

[1] FTE basis.
[2] Represents a non-GAAP financial measure; see note A on slide 29.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] Represents a non-GAAP financial measure. For important presentation information, see slide 31.
n/m = not meaningful

Bank of America
19

Global Markets Trends and Revenue Mix 20 2.9 2.4 2.2 1.5 2.7 1.2 1.0 1.0 0.9 1.2 $4.1 $3.4 $3.3 $2.4 $3.9 $0 $1 $2 $3 $4 $5 1Q14 2Q14 3Q14 4Q14 1Q15 FICC Equities $437 $460 $446 $456 $444 $71 $51 $50 $51 $62 $0 $25 $50 $75 $100 $125 $150 $0 $100 $200 $300 $400 $500 $600 1Q14 2Q14 3Q14 4Q14 1Q15 Trading-related assets Avg VaR • #1 Global Research Firm for 4th consecutive year 1 – Research coverage of 3,400 companies and economic forecasts for > 55 economies • #1 U.S. Equities Trading Broker (Greenwich ’14) • #1 U.S. Swaps, ETFs and Futures Market Share (Greenwich ’14) • #1 U.S. Business Done for Fixed Income and FX ’14 2 ____________________ Note: Amounts may not total due to rounding. 1 Source: Institutional Investor (2014). 2 Source: Orion. Released in February 2015 for the 12 months ended 3Q14. 3 Represents a non-GAAP financial measure; see note A and I on slide 29. 4 Macro includes G10 FX, rates and commodities products. 5 See note N on slide 29 for definition of VaR. 65% 35% Credit / other Macro 59% 41% U.S. / Canada International Total Sales & Trading Revenue excl. net DVA / FVA 3 ($B) Avg. Trading-related Assets ($B) and VaR ($MM) 5 Business Leadership 2014 Total FICC S&T Revenue Mix (excl. net DVA / FVA) 3, 4 2014 Global Markets Revenue Mix (excl. net DVA / FVA) 3

Legacy Assets & Servicing 21 • 1Q15 net loss of $0.2B improved from 1Q14, primarily due to lower litigation expense • Total revenue of $0.9B increased $0.2B from 1Q14, driven by favorable MSR net hedge results and lower representations and warranties provision • LAS expenses, excluding litigation 2, of $1.0B in 1Q15 – Expected to decline to approximately $0.8B in 4Q15 – 60+ days delinquent loans serviced down 19% from 4Q14 to 153K units in 1Q15 – LAS employees declined 9% from 4Q14 ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure; see note E on slide 29. 3 Includes other FTEs supporting LAS (contractors and offshore). $ in millions Net interest income 1 $428 $38 $51 Noninterest income 486 238 177 Total revenue, net of interest expense 1 914 276 228 Provis ion for credit losses 91 204 79 Noninterest expense, excluding l i tigation 2 1,022 (86) (542) Li tigation expense 179 (77) (5,658) Income tax expense (benefi t) 1 (140) 91 1,707 Net income (loss ) ($238) $144 $4,642 Key Indicators ($ in billions) Average loans and leases $32.4 $33.8 $38.1 MSR, end of period (EOP) 3.1 3.3 4.6 Capita l i zed MSR (bps) 68 69 87 Serviced for investors (EOP) $459 $474 $527 Total LAS mortgage banking income 0.5 0.2 0.3 1Q15 1Q14 Inc/(Dec) 1Q15 4Q14 1Q14 4Q14 277 263 221 189 153 0 50 100 150 200 250 300 1Q14 2Q14 3Q14 4Q14 1Q15 LAS Employees 3 26.2K 22.3K 18.5K 17.1K 15.5K $533 $492 $471 $461 $430 4,218 4,109 3,888 3,744 3,632 0 2,000 4,000 6,000 $0 $200 $400 $600 1Q14 2Q14 3Q14 4Q14 1Q15 Servicing fees First lien servicing portfolio Servicing Fees ($MM) and Servicing Portfolio (units in 000’s) 60+ Day Delinquent First Mortgage Loans (units in 000’s)

All Other [1]

$ in millions	1Q15	Inc/(Dec) 4Q14	1Q14
Net interest income [2]	($249)	$101	($93)
Noninterest income	(103)	293	(590)
Total revenue, net of interest expense [2]	(352)	394	(683)
Provision for credit losses	(182)	148	(47)
Noninterest expense	1,504	1,023	(214)
Income tax expense (benefit) [2]	(833)	(310)	222
Net income (loss)	($841)	($467)	($644)

Selected Revenue Items ($ in millions)	1Q15	4Q14	1Q14
Equity investment income (loss)	$1	($36)	$696
Gains on sales of debt securities	263	161	357
U.K. payment protection insurance provision [3]	-	(139)	(141)

Key Indicators ($ in billions)	1Q15	4Q14	1Q14
Average loans and leases	$167.8	$183.1	$217.4
Book value of Global Principal Investments	0.8	0.9	1.3
Total BAC equity investment exposure	11.4	11.7	12.0

- Total revenue declined $0.7B from 1Q14
  - Net interest income decline of $0.1B was due primarily to lower NII from liquidating businesses
  - Noninterest income decline of $0.6B was driven by lower equity investment income ($0.7B)
- Provision benefit increased $47MM from 1Q14, driven primarily by recoveries on the sale of nonperforming loans
- Noninterest expense decreased $0.2B from 1Q14, driven by lower litigation expense
  - Annual retirement-eligible incentive costs recorded in 1Q15 and 1Q14; allocated to the businesses throughout the year

[1] All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Additionally, All Other includes certain residential mortgage loans that are managed by Legacy Assets & Servicing. The results of certain ALM activities are allocated to our business segments. Equity investments include Global Principal Investments which is comprised of a portfolio of equity, real estate and other alternative investments. These investments are made either directly in a company or held through a fund with related income recorded in equity investment income. Equity investments also include the results of our merchant services joint venture.

[2] FTE basis.

[3] In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers.

Bank of America

22

Key Takeaways 23 • Strong capital and liquidity measures • Focused on CCAR resubmission • Authorized to begin common share repurchases in 2Q15 • Managed expenses well • Improved core loan activity • Asset quality remains strong • Positioned to benefit from rising rate environment

Appendix

Line of Business Allocated Capital

2015 Allocated Capital ($B) - $152B [1,2]


Unallocated
$5
All Other
$12
Consumer Banking
$29
LAS
$24
GWIM
$12
Global Markets
$35
Global Banking
$35

2014 Allocated Capital ($B) - $146B [1,2]


Unallocated
$5
All Other
$14
Consumer Banking
$30
LAS
$17
GWIM
$12
Global Markets
$34
Global Banking
$34

- The capital allocated to the Corporation's business segments is referred to as allocated capital, a non-GAAP financial measure, and is subject to change over time
- Capital allocations consider the effect of regulatory capital requirements in addition to internal risk-based capital models. The Corporation's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components
- Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. Effective January 1, 2015, on a prospective basis, the Corporation adjusted the amount of capital being allocated to the business segments
- The increase in Allocated Capital for LAS year over year reflects the higher Basel 3 Advanced Operational Risk capital that the Company recognized during 2014
- Effective January 1, 2015, to align the segments with how we manage the businesses in 2015, we changed our basis of presentation as follows: the Home Loans subsegment, which was included in the former Consumer Real Estate Services segment, is now included in Consumer Banking, and LAS has become a separate segment. A portion of the Business Banking business, based on the size of the client, was moved from the former Consumer & Business Banking (CBB) segment to Global Banking, and the former CBB segment was renamed Consumer Banking. Also, Bank of America Merchant Services, our merchant processing joint venture, moved from the former CBB segment to All Other. The Allocated Capital for 2014 and 2015 above reflects this change in segment presentation.

[1] Represents a non-GAAP financial measure. For important presentation information, see slide 31.

[2] Allocations are subject to change over time, but the Corporation used 12/31/14 as a base for 1Q15 allocated capital when tangible common shareholders' equity was $152B while the previous 2014 allocated capital utilized 12/31/13 tangible common shareholders' equity of $146B.

Bank of America
25

Representations and Warranties Exposure [1]

New Claim Trends (UPB)

$ in millions	1Q14	2Q14	3Q14	4Q14	1Q15	Mix [2]
Pre 2005	$96	$24	$29	$11	$28	1 %
2005	74	72	374	594	277	14
2006	973	351	307	871	2,709	43
2007	50	1,948	1,648	58	365	41
2008	11	4	4	6	11	-
Post 2008	48	39	15	19	26	1
New claims	$1,252	$2,438	$2,377	$1,559	$3,416 [3]	
% GSEs	12 %	4 %	3 %	3 %	1 %	
Rescinded claims	$162	$255	$47	$71	$80	
Approved repurchases	177	240	88	89	81	

Outstanding Claims by Counterparty (UPB) [4]

$ in millions	1Q14	2Q14	3Q14	4Q14	1Q15
GSEs	$124	$76	$70	$59	$45
Private	18,604	20,551	23,012	24,489	27,816 [3]
Monolines	1,536	1,085	1,087	1,087	1,087
Gross claims	20,264	21,712	24,169	25,635	28,948
Duplicate claims [5]	(1,096)	(1,714)	(2,933)	(3,213)	(3,590)
Total claims, net of duplicates	$19,168	$19,998	$21,236	$22,422	$25,358

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)

Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [6,7]	Commentary [6,8]
GSE - Whole loans	$1,118	$190			FHLMC and FNMA Agreements
Second-lien monoline	81	8			Completed agreements with Assured, Syncora, MBIA and FGIC
Whole loans sold	55	9			Reserves established
Private label (CFC issued)	409	94			BNY Mellon settlement approved on appeal; awaiting satisfaction of final conditions [9]
Private label (non CFC bank issued)	249	38			Reserves established; Included in RPL
Private label (3rd party issued)	176	39			Reserves established; Included in RPL
	$2,088	$378	$25.8	$12.0	

[1] Representations and warranties exposures do not consider exposures related to servicing (except as such losses are included as potential costs of the BNY Mellon Settlement), including foreclosure and related costs, fraud, indemnity, or claims (including for RMBS) related to securities law or monoline insurance litigations.
[2] Mix for new claim trends is calculated based on last four quarters.
[3] Outstanding private claims at March 31, 2015 include $13.6B of claims submitted without individual loan file reviews and the $3.4B of new claims received in 1Q15 includes $3.2B of claims submitted without individual loan file reviews.
[4] In addition to the unresolved repurchase claims, the Corporation has received notifications pertaining to $2B in loans for which we have not received a repurchase request from sponsors of third-party securitizations with whom we engaged in whole-loan transactions and that we may owe indemnity obligations.
[5] Represents more than one claim outstanding related to a loan. Included in March, 31, 2015 amounts were $3.3B of claims related to private label investors submitted without individual loan file reviews.
[6] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, the applicable statute of limitations and a variety of judgmental factors.
[7] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at March 31, 2015, unchanged from December 31, 2014. The remaining RPL covers principally non-GSE exposures.
[8] Refer to pages 51-53 of the Corporation's 2014 Annual Report on Form 10-K on file with the SEC for additional disclosures.
[9] Final conditions include receipt of a private letter ruling from the IRS. We cannot predict when or whether the conditions will be satisfied.

Bank of America
26

Consumer Real Estate Asset Quality Key Indicators

$ in millions	Residential Mortgage [1]				Home Equity [1]			
	1Q15		4Q14		1Q15		4Q14	
	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired and Fully-insured Loans	As Reported	Excluding Purchased Credit-impaired Loans	As Reported	Excluding Purchased Credit-impaired Loans
Loans end of period	$207,925	$136,229	$216,197	$136,075	$83,571	$78,217	$85,725	$80,108
Loans average	213,165	136,250	221,215	137,264	84,718	79,232	86,636	80,943
Net charge-offs [2]	$197	$197	($259)	($259)	$172	$172	$277	$277
% of average loans	0.37 %	0.59 %	(0.46) %	(0.75) %	0.82 %	0.88 %	1.27 %	1.36 %
Allowance for loan losses	$2,426	$1,747	$2,900	$2,020	$2,824	$2,189	$3,035	$2,263
% of loans	1.17 %	1.28 %	1.34 %	1.48 %	3.38 %	2.80 %	3.54 %	2.82 %
Average refreshed (C)LTV [3]		65		65		69		70
90%+ refreshed (C)LTV [3]		13 %		13 %		22 %		22 %
Average refreshed FICO		742		741		747		747
% below 620 FICO		7 %		8 %		7 %		7 %

[1] Excludes FVO loans.
[2] Excludes write-offs of PCI loans of $188MM and $0 related to residential mortgage and $100MM and $13MM related to home equity for 1Q15 and 4Q14. Net charge-off ratios including the PCI write-offs for residential mortgage were 0.73% and (0.46)%, and for home equity were 1.30% and 1.33% for 1Q15 and 4Q14.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America
27

Regulatory Capital Reconciliations [1]

$ in millions Regulatory Capital – Basel 3 transition to fully phased-in	March 31 2015	December 31 2014
Common equity tier 1 capital (transition) [2]	$155,438	$155,361
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	(6,031)	(8,905)
DVA related to liabilities and derivatives phased in during transition	498	925
Defined benefit pension fund assets phased in during transition	(459)	(599)
Other adjustments and deductions phased in during transition	(2,247)	(5,565)
Common equity tier 1 capital (fully phased-in)	$147,199	$141,217

Risk-weighted Assets – As reported to Basel 3 (fully phased-in)	March 31 2015	December 31 2014
As reported risk-weighted assets [2]	$1,402,309	$1,261,544
Change in risk-weighted assets from reported to fully phased-in	25,394	153,722
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	1,427,703	1,415,266
Change in risk-weighted assets for advanced models	33,204	50,213
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [3]	$1,460,907	$1,465,479

Regulatory Capital Ratios	March 31 2015	December 31 2014
Basel 3 Standardized approach Common equity tier 1 (transition) [2]	11.1 %	12.3 %
Basel 3 Standardized approach Common equity tier 1 (fully phased-in)	10.3	10.0
Basel 3 Advanced approaches Common equity tier 1 (fully phased-in) [3]	10.1	9.6

[1] Regulatory capital ratios are preliminary. For important presentation information, see slide 31.

[2] The Basel 3 Standardized approach Common equity tier 1 (transition) ratio at March 31, 2015 reflects the migration of the risk-weighted assets calculation from the general risk-based approach to the Basel 3 Standardized approach and Common equity tier 1 capital (transition) includes the 2015 phase-in of regulatory capital transition provisions.

[3] Basel 3 Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and is estimated to negatively impact the CET1 ratio by approximately 100bps. We are currently working with the U.S. banking regulators in order to exit parallel run.

Bank of America
28

Notes 29 Non-GAAP Financial Measures For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. A In 4Q14, a funding valuation adjustment (FVA) on uncollateralized derivative transactions was implemented, and a transitional charge of $497MM related to the adoption was recorded. Net DVA / FVA represents the combined total of net DVA on derivatives and structured liabilities, and the FVA transitional charge recorded in 4Q14. Net DVA / FVA results were gains (losses) of $19MM, ($626MM), $205MM, $69MM and $112MM for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. B On a GAAP basis, net interest income (NII) was $9.5B, $9.6B and $10.1B; total revenue, net of interest expense was $21.2B, $18.7B and $22.6B; pre-tax, pre-provision earnings were $5.5B, $4.5B and $0.3B; income before income taxes was $4.7B, $4.3B and ($0.7B); and income tax expense was $1.4B, $1.3B and ($0.4B) for 1Q15, 4Q14 and 1Q14, respectively. C On a GAAP basis, total revenue, net of interest expense was $21.2B, $18.7B and $22.6B for 1Q15, 4Q14 and 1Q14, respectively. Market-related adjustments of premium amortization expense and hedge ineffectiveness were ($0.5B), ($0.6B) and ($0.3B); net DVA / FVA results were gains (losses) of $19MM, ($626MM) and $112MM; and equity investment income (loss) was $27MM, ($20MM) and $784MM for 1Q15, 4Q14 and 1Q14, respectively. D On a GAAP basis, reported NII was $9.5B, $9.6B, $10.2B, $10.0B and $10.1B for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. Market-related adjustments of premium amortization expense and hedge ineffectiveness were ($0.5B), ($0.6B), ($0.1B), ($0.2B) and ($0.3B) for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. E LAS noninterest expense was $1.2B, $1.4B and $7.4B in 1Q15, 4Q14 and 1Q14, respectively. LAS litigation expense was $179MM, $256MM and $5.8B in 1Q15, 4Q14 and 1Q14, respectively. F Net charge-offs exclude write-offs of PCI loans of $288MM, $13MM, $246MM, $160MM and $391MM for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. Including the write-offs of PCI loans, total annualized net charge-offs and PCI write-offs as a percentage of total average loans and leases outstanding were 0.70%, 0.40%, 0.57%, 0.55% and 0.79% for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. G Adjusted net charge-offs exclude DoJ settlement impacts of $230MM and $151MM in 1Q15 and 4Q14, and recoveries from NPL sales and other recoveries of $40MM, $314MM, $114MM and $185MM in 1Q15, 4Q14, 3Q14 and 2Q14, respectively. H The allowance/annualized net charge-offs and PCI write-offs ratios were 2.28x, 4.08x, 2.95x, 3.20x and 2.30x, and the allowance (excluding valuation allowance for PCI loans)/annualized net charge-offs (excluding PCI loans) ratios were 2.55x, 3.66x, 3.27x, 3.25x and 2.58x, which excludes valuation allowance on PCI loans of $1.3B, $1.7B, $1.6B, $1.8B and $2.1B for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. I Net DVA / FVA included in FICC revenue was gains (losses) of $4MM, ($577MM), $134MM, $56MM and $80MM for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. Net DVA / FVA included in equities revenue was gains (losses) of $15MM, ($49MM), $71MM, $13MM and $32MM for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively. Definitions J Market-related NII adjustments include retrospective changes to debt security premium or discount amortization resulting from changes in estimated prepayments, due primarily to changes in interest rates, and hedge ineffectiveness. Amortization of premiums and accretion of discounts is included in interest income. When a change is made to the estimated lives of the securities, primarily as a result of changes in interest rates, the related premium or discount is adjusted, with a corresponding charge or benefit to interest income, to the appropriate amount had the current estimated lives been applied since the purchase of the securities. For more information, see Note 1 – Summary of Significant Accounting Principles to the Consolidated Financial Statements of the Corporation’s 2014 Annual Report on Form 10-K. K Parent company long-term debt reflects the carrying value of annual contractual maturities of long-term debt obligations of Bank of America Corporation only. Substantially all of our senior and subordinated debt obligations contain no provisions that could trigger a requirement for an early repayment, require additional collateral support, result in changes to terms, accelerate maturity, or create additional financial obligations upon an adverse change in our credit ratings, financial ratios, earnings, cash flows or stock price. L Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. M Time to Required Funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. N VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $30MM, $24MM, $26MM, $27MM and $37MM for 1Q15, 4Q14, 3Q14, 2Q14 and 1Q14, respectively.

Forward-Looking Statements 30 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2014 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims and the chance that the Company could face related servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that final court approval of negotiated settlements is not obtained, including the possibility that all of the conditions necessary to obtain final approval of the BNY Mellon Settlement do not occur; the possibility that future representations and warranties losses may occur in excess of the Company's recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; potential claims, damages, penalties, fines, and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible losses for litigation exposures; the possibility that the European Commission will impose remedial measures in relation to its investigation of the Company's competitive practices; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company's exposures to such risks, including direct, indirect and operational; the impact of global interest rates, currency exchange rates and economic conditions; the impact on the Company's business, financial condition and results of operations of a potential higher interest rate environment; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including but not limited to, any GSIB surcharge; the possibility that our internal analytical models will not be approved by U.S. banking regulators; the possibility that our risk-weighted assets may increase as a result of modifications to our internal analytical models in connection with an exit of parallel run; the possible impact of Federal Reserve actions on the Company’s capital plans; the impact of implementation and compliance with new and evolving U.S. and international regulations, including but not limited to recovery and resolution planning requirements, the Volcker Rule and derivatives regulations; the impact of the U.K. tax law change limiting how much NOLs can offset annual profit; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company’s fully phased-in Basel 3 estimates and the supplementary leverage ratio are based on its current understanding of the Standardized and Advanced approaches under the Basel 3 rules. Under the Basel 3 Advanced approaches, risk-weighted assets are determined primarily for market risk and credit risk, similar to the Standardized approach, and also incorporate operational risk. Market risk capital measurements are consistent with the Standardized approach, except for securitization exposures, where the Supervisory Formula Approach is also permitted, and certain differences arising from the inclusion of the CVA capital charge in the credit risk capital measurement. Credit risk exposures are measured using internal ratings-based models to determine the applicable risk weight by estimating the probability of default, loss given default and, in certain instances, exposure at default. The internal analytical models primarily rely on internal historical default and loss experience. The calculations under Basel 3 require management to make estimates, assumptions and interpretations, including the probability of future events based on historical experience. Actual results could differ from those estimates and assumptions. These estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology, but do not include the benefit of the removal of the surcharge applicable to the comprehensive risk measure. Our estimates under the Basel 3 Advanced approaches may be refined over time as a result of further rulemaking or clarification by U.S. banking regulators or as our understanding and interpretation of the rules evolve. The U.S. banking regulators have requested modifications to certain internal analytical models including the wholesale (e.g., commercial) and other credit models which would increase our risk-weighted assets and is estimated to negatively impact the CET1 ratio by approximately 100bps. We are currently working with the U.S. banking regulators in order to exit parallel run. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2015 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, business segment exposures and risk profile, regulatory constraints and strategic plans. As part of this process, in the first quarter of 2015, the Company adjusted the amount of capital being allocated to its business segments. This change resulted in no change of the unallocated capital, which is reflected in All Other, and an aggregate increase to the amount of capital being allocated to the business segments. Prior periods were not restated. Important Presentation Information 31